UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Astrotech Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 Proxy Statement
Notice of Annual Meeting of Shareholders

Friday, December 4, 2015
9:00 a.m. (Central Standard Time)
Frost Bank Tower
401 Congress Avenue, Suite 1600
Austin, Texas 78701

PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 19, 2015
To the Shareholders of Astrotech Corporation:
You are cordially invited to attend the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) for Astrotech Corporation (the “Company” or “Astrotech”) to be held at 401 Congress Avenue, Suite 1600, Austin, Texas 78701 on December 4, 2015, at 9:00 a.m. (Central time). Information about the Annual Meeting, the nominees for directors and the proposals to be considered are presented in this Notice of Annual Meeting and the Proxy Statement on the following pages. At the meeting you will be asked:

i.	to elect eight directors to the Company’s Board of Directors;

ii.	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year;

iii.	to vote on an advisory, non-binding resolution regarding executive compensation (Say-on-Pay); and

iv.	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

The Board of Directors has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the Annual Meeting. The Board of Directors has fixed the close of business on October 8, 2015 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.
This Proxy Statement and accompanying proxy card are being mailed to our shareholders along with the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2015 (the “Form 10-K”). Voting can be completed by returning the proxy card, by telephone at 1-888-457-2959 or online at www.proxyvoting.com/ASTC. Only your latest-dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement. Further detail can be found on the proxy card and in the “Voting of Proxies” section included below.
Important notice regarding the availability of proxy materials of the Annual Meeting to be held on December 4, 2015. This Proxy Statement and Form 10-K are available at www.astrotechcorp.com under the heading “For Investors.”
Thank you for your assistance in voting your shares promptly.

By Order of the Board of Directors, Eric Stober Chief Financial Officer, Treasurer and Secretary
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH
TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished to holders of Astrotech's common stock, no par value (“Common Stock”), as of the record date (October 8, 2015) in connection with the solicitation by the Board of Directors of Astrotech Corporation, a Washington corporation, of proxies to be voted at the Annual Meeting to be held on December 4, 2015, at 9:00 a.m. (Central time) at 401 Congress Avenue, Suite 1600, Austin, Texas 78701. This Proxy Statement, the accompanying proxy card and the Form 10-K are being distributed to shareholders on or about November 5, 2015.
At the meeting you will be asked:

i.	to elect eight directors to the Company’s Board of Directors;

ii.	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year;

iii.	to vote on an advisory, non-binding resolution regarding executive compensation (Say-on-Pay); and

iv.	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

Internet Availability of Proxy Materials
In addition to mailing paper copies of the Company’s Proxy Statement and Form 10-K, Astrotech is making these materials available to its shareholders via the internet. The Proxy Statement and Form 10-K are available free of charge at www.astrotechcorp.com under the heading “For Investors.”
Record Date and Voting Securities
The Board of Directors has fixed the close of business on October 8, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 20,700,673 shares of Common Stock outstanding, including 285,761 shares of restricted stock with voting rights. Holders of common stock and restricted stock with voting rights are entitled to notice of the Annual Meeting and to one vote per share of common stock owned and restricted stock with voting rights granted at the Annual Meeting as of the record date. No shareholder will be allowed to cumulate votes.
Proxies
The Board of Directors is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting and will not vote the proxy at any other meeting. Mr. Thomas B. Pickens III is the person named as proxy on the proxy card accompanying this Proxy Statement and who the Board of Directors has selected to serve in such capacity. Mr. Pickens is Chairman of the Board of Directors and Chief Executive Officer of Astrotech Corporation. In the event that Mr. Pickens cannot serve in such capacity, Mr. Eric N. Stober will be named as proxy. Mr. Stober is the Chief Financial Officer, Treasurer and Secretary of the Company.
Revocation of Proxies
Each shareholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.
Voting of Proxies
Because many Astrotech shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting as set forth in this Proxy Statement. Shareholders are urged to read carefully the material in this Proxy Statement and vote through one of the following methods:

i.	Fully completing, signing, dating and timely mailing the proxy card;

ii.	Calling 1-888-457-2959 and following the instructions provided on the phone line; or

iii.	Accessing the internet voting site at www.proxyvoting.com/ASTC and following the instructions provided on the website.

Please keep your proxy card with you when voting via the telephone or internet. All votes via the telephone or internet must be submitted by 11:59 p.m. (Eastern-time) on December 3, 2015 in order to be counted. Each proxy card that is (i) properly executed, (ii) timely received by the Company before or at the Annual Meeting and (iii) not properly revoked by the shareholder pursuant to the instructions above will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the Board appointed proxy in accordance with the recommendations of the Board of Directors.
Vote Required for Quorum
The holders of at least a majority of all of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum.
Vote Required for Director Elections
The election of the eight directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting. Abstentions will have no effect on the election of directors since only votes “For” or “Against” a nominee will be counted.
Vote Required for Auditor Ratification
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of Common Stock. Abstentions will have no effect on Proposal 2.
Vote Required for Say-on-Pay
The vote on an advisory, non-binding resolution regarding executive compensation (Say-on-Pay) requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of Common Stock. Abstentions will have no effect on Proposal 3.
Method of Tabulation and Broker Voting
One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the approval of any matter submitted to the shareholders for a vote.
Many of the Company’s shares of common stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine shareholder matters such as the ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote at the Annual Meeting for such matter. For Proposal 1, only votes “For” or “Against” such proposal will be counted, so broker non-votes will have no effect on determinations of plurality for that proposal. Proposals 2 and 3 are considered “routine” matters, so brokers will be able to vote uninstructed shares on those proposals.
Form 10-K
Shareholders may obtain, without charge, a copy of the Company’s 2015 Annual Report on Form 10-K. For copies, please contact Investor Relations at the address of the Company’s principal executive office: Astrotech Corporation, 401 Congress Avenue, Suite 1650, Austin, Texas 78701. The Form 10-K and other periodic reports of the Company are also available through the Securities and Exchange Commission's (“SEC”) website at www.sec.gov and the Company’s website at www.astrotechcorp.com under the heading “For Investors.”

CORPORATE GOVERNANCE
The Company’s business affairs are managed under the direction of our Board of Directors in accordance with the Washington Business Corporation Act and the Amended and Restated Articles of Incorporation and Bylaws of the Company. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of the Company’s shareholders and to ensure that Astrotech’s activities are conducted in a responsible and ethical manner. The Board of Directors strives to ensure the success of the Company through the election and appointment of qualified management, which regularly keeps members of the Board of Directors informed regarding the Company’s business and industry. The Board of Directors is committed to the maintenance of sound corporate governance principles.
The Company operates under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which are available on the Company’s website at www.astrotechcorp.com under the heading “For Investors.” These include the following:

•	Code of Ethics and Business Conduct

•	Code of Ethics for Senior Financial Officers

•	Shareholder Communications with Directors Policy

•	Complaint and Reporting Procedures for Accounting and Auditing Matters

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Governance and Nominating Committee Charter

Code of Ethics and Business Conduct
The Company’s Code of Ethics and Business Conduct applies to all directors, officers and employees of Astrotech. The key principles of this code include acting legally and ethically, speaking up, getting advice and dealing fairly with the Company’s shareholders. The Code of Ethics and Business Conduct is available on the Company’s website at www.astrotechcorp.com under the heading “For Investors” and a copy is available to the Company’s shareholders upon request. The Code of Ethics and Business Conduct meets the requirements for a “Code of Conduct” under NASDAQ rules.
Code of Ethics for Senior Financial Officers
The Company’s Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Accounting Officer (“CAO”) and other designated senior financial professionals. The key principles of this Code include acting legally and ethically, promoting honest business conduct and providing timely and meaningful financial disclosures to the Company’s shareholders. The Code of Ethics for Senior Financial Professionals is available on the Company’s website at www.astrotechcorp.com under the heading “For Investors” and a copy is available to the Company’s shareholders upon request. The Code of Ethics for Senior Financial Professionals meets the requirements of a “Code of Ethics” under SEC rules.
Shareholder Communications with Directors Policy
The Company’s Shareholder Communications with Directors Policy provides a medium for shareholders to communicate with the Board of Directors. Under this policy, shareholders may communicate with the Board of Directors or specific Board members by sending a letter to Astrotech Corporation, Shareholder Communications with the Board of Directors, Attn: Secretary, 401 Congress Avenue, Suite 1650, Austin, Texas 78701. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.
Complaint and Reporting Procedures for Accounting and Auditing Matters
The Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters provide for the (i) receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters and (ii) confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. Complaints may be made to a toll-free independent “Integrity Helpline” telephone number and to a dedicated e-mail address. Complaints received are logged by the Company’s legal counsel, communicated to the Company’s Audit Committee and investigated under the direction of the Company’s Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, these procedures prohibit the Company from taking adverse action against any person submitting a good faith complaint, report or concern.

The Board of Directors Role in Risk Oversight
The Board has determined that the combined role of Chairman and CEO is appropriate for the Company as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman. The Board believes that the governance structure allows the Board to effectively work with the combined role of Chairman and CEO.
The Board of Directors strives to balance the risk and return ratio for all Astrotech shareholders. In doing so, management maintains regular communication with the Board of Directors, both on a formal and informal basis. This includes conversations on the state of the business, the industry and the overall economic environment with Astrotech management during formal Board of Directors meetings, formal Committee meetings and in more frequent informal conversations. Additionally, the Board of Directors utilizes its committees to consider specific topics which require further focus, skill sets and/or independence. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors’ organization, membership and structure, succession planning for our directors and corporate governance.
Committees of the Board of Directors
During fiscal year 2015, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
Each such committee currently consists of three persons, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees meet the independence requirements of the NASDAQ’s Listing Rules.
The Company periodically reviews, both internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and NASDAQ regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a written Audit Committee Charter, a Compensation Committee Charter and a Corporate Governance and Nominating Committee Charter, each of which may be found on the Company’s website at www.astrotechcorp.com under the heading “For Investors” or by writing to Astrotech Corporation, Attn: Investor Relations, 401 Congress Avenue, Suite 1650, Austin, Texas 78701 and requesting copies.
Audit Committee
The Audit Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Audit Committee and approved by the Board of Directors. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “For Investors.” The Audit Committee is responsible for appointing and compensating a firm of independent auditors to audit the Company’s financial statements, as well as oversight of the performance and review of the scope of the audit performed by the Company’s independent auditors. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent auditors for non-audit services. As of the end of fiscal year 2015, the Audit Committee consisted of Messrs. Cantwell (Chairman), Oliva and Russler. During fiscal year 2015, the Audit Committee met six times. The Board of Directors has determined that each of Messrs. Cantwell, Oliva and Russler met the qualification guidelines as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of BDO USA, LLP, the Company’s independent auditor. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.
Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services and a general timetable for the performance of such services.
The Report of the Audit Committee can be found in this Proxy Statement following the Proposal 2 description.
Compensation Committee
The Compensation Committee is composed solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Compensation Committee and approved by the Board of Directors in May 2004 and amended in May 2005. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “For Investors.” The Compensation Committee is responsible for determining the compensation and benefits of all executive officers of the Company and establishing general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.
The Board of Directors annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the CEO must be held in executive session. Meetings to determine the compensation of any officer of the Company other than the CEO may be attended by the CEO, but the CEO may not vote on these matters.
The Compensation Committee also administers the Company’s 2011 Stock Incentive Plan and 2008 Stock Incentive Plan in accordance with the terms and conditions set forth in those plans. As of the end of fiscal year 2015, the Compensation Committee consisted of Messrs. Russler (Chairman), Humphrey and Cantwell. During fiscal year 2015, the Compensation Committee met twelve times.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee was created by the Board of Directors. The Corporate Governance and Nominating Committee is comprised solely of independent directors that meet the requirements of NASDAQ and SEC rules and operates under a written charter adopted by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “For Investors.” The primary purpose of the Corporate Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board of Directors members and recommending director nominees for the next Annual Meeting of Shareholders. As of the end of fiscal year 2015, the Corporate Governance and Nominating Committee consisted of Messrs. Adams (Chairman), Russler and Humphrey. During fiscal year 2015, the Corporate Governance and Nominating Committee met one time.
Director Nomination Process
Astrotech’s eight director nominees were approved by the Board of Directors in March 2015 after considering the recommendation of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also gave consideration to the full board to three other individuals. The Company’s Articles of Incorporation provide that, with respect to any vacancies or newly created directorships, the Board of Directors will nominate individuals who receive a majority vote of the then sitting directors.
Regarding nominations for directors, the Corporate Governance and Nominating Committee identifies nominees in various ways. The Corporate Governance and Nominating Committee considers the current directors that have expressed interest in, and that continue to satisfy, the criteria for serving on the Board of Directors. Other nominees may be proposed by current directors, members of management or by shareholders. From time to time, the Corporate Governance and Nominating Committee may engage a professional firm to identify and evaluate potential director nominees. Regarding the skills of the director candidate, the Corporate Governance and Nominating Committee considers individuals with industry and professional experience that complements the Company’s goals and strategic direction.

The Corporate Governance and Nominating Committee has established certain criteria it considers as guidelines in considering nominations for the Board of Directors. The criteria include:

•	the candidate’s independence;

•	the candidate’s depth of business experience;

•	the candidate’s availability to serve;

•	the candidate’s integrity and personal and professional ethics;

•	the diversity of experience and background relative to the Board of Directors as a whole; and

•	the need for specific expertise on the Board of Directors.

The above criteria are not exhaustive and the Corporate Governance and Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. In order to ensure that the Board of Directors consists of members with a variety of perspectives and skills, the Corporate Governance and Nominating Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board of Directors is a financial expert and a majority of the Board of Directors meet all applicable independence requirements, the Corporate Governance and Nominating Committee looks for how the candidate can adequately address his or her fiduciary requirement and contribute to building shareholder value. With regards to diversity, the Company does not have a formal policy for the consideration of diversity in Board of Director candidates, but Company practice has historically considered this in director nominees and the Company expects to continue to in future nomination and review processes.
The Corporate Governance and Nominating Committee will consider, for possible Board endorsement, director candidates recommended by shareholders. For purposes of the 2015 Annual Meeting, the Governance and Nominating Committee will consider any nominations received by the Secretary from a shareholder of record on or before October 5, 2015 (the 60th calendar day before the Annual Meeting). Any such nomination must be made in writing, must be accompanied by all nominee information that is required under the federal securities laws and must include the nominee’s written consent to be named in this Proxy Statement. The nominee must be willing to allow the Company to complete a background check. The nominating shareholder must submit their name and address, as well as that of the beneficial owner, if applicable, and the class and number of shares of Astrotech common stock that are owned beneficially and of record by such shareholder and such beneficial owner. Finally, the nominating shareholder must discuss the nominee’s qualifications to serve as a director.
Director Attendance at Annual Shareholder Meetings
The Board of Directors members are expected to attend our annual shareholder meetings. All of our then eight directors attended our 2014 Annual Meeting of Shareholders.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based solely on written representations of the Company’s directors and executive officers and on copies of the reports that they have filed with the SEC, the Company’s belief is that all of Astrotech’s directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2015.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, has carefully considered all director nominees. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Thomas B. Pickens III, Mark Adams, John A. Oliva, William F. Readdy, Sha-Chelle Manning, Daniel T. Russler, Jr., Ronald W. Cantwell and Michael R. Humphrey to the Board of Directors to serve as directors until the 2016 Annual Meeting of Shareholders. Each nominee has agreed to serve if elected.
All members of the Board of Directors are expected to be elected at the Annual Meeting. All directors shall hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified, or their earlier removal or resignation from office. The Company’s Articles of Incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional director positions created by Board action may be filled by action of the existing Board of Directors at that time, and any director who is appointed in this fashion will serve until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified, or their earlier removal or resignation from office.
The Board of Directors has determined that seven of the eight director nominees (indicated by asterisk in the table below) have no relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined by Rule 5605(a)(2) of the NASDAQ’s Listing Rules.
Not less than annually, the Board of Directors undertakes the review and approval of all related party transactions. Related party transactions include transactions valued at greater than $120,000 between the Company and any of the Company’s executive officers, directors, nominees for director, holders of greater than 5% of Astrotech’s shares and any of such parties’ immediate family members. The purpose of this review is to ensure that such transactions, if any, were approved in accordance with our Code of Ethics and Business Conduct and for the purpose of determining whether any of such transactions impacted the independence of such directors. There were no such transactions in fiscal year 2015. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of Astrotech’s subsidiaries and none of such persons have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
The Board of Directors held 21 meetings during the fiscal year ended June 30, 2015 and all directors attended at least 76% of the meetings of the Board of Directors. The members of each committee and the chair of each committee are appointed annually by the Board of Directors.
Information about the number of shares of common stock beneficially owned by each director appears later in this Proxy Statement under the heading “Security Ownership of Directors, Executive Officers and Principal Shareholders.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

Thomas B. Pickens III	Mark Adams *
John A. Oliva *	William F. Readdy *
Sha-Chelle Manning *	Daniel T. Russler, Jr. *
Ronald W. Cantwell *	Michael R. Humphrey *
* Indicates independent director

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Current Directors Nominated for Re-election

Thomas B. Pickens III
Chairman and Chief Executive Officer of Astrotech Corporation

Mr. Pickens was named Astrotech’s Chief Executive Officer in January 2007 and Chairman in February 2008. Mr. Pickens is the Managing Partner and Founder of Tactic Advisors, Inc., a company specializing in corporate turnarounds on behalf of creditors and investors. Since 1985, Mr. Pickens has served as President of T.B. Pickens & Co. From 1991 to 2002, Mr. Pickens was the Chairman of multiple companies, including U.S. Utilities, Inc., Code Corporation, Catalyst Energy Corporation and United Thermal Corporation. Mr. Pickens was also the President of Golden Bear Corporation, Slate Creek Corporation, Eury Dam Corporation, Century Power Corporation and Vidilia Hydroelectric Corporation.

Director since: 2004
Age: 58
Mr. Pickens has served as a director since 2004 and became CEO in 2007. Currently, Mr. Pickens communicates management’s perspectives on company strategy, operations and financial results to the Board of Directors. Mr. Pickens has extensive senior management experience, as well as experience as a member of multiple corporate boards.

Board Committees:
Executive (Chair)

Mark Adams
Founder, President and CEO, Advocate MD Financial Group, Inc.

Mr. Adams founded Advocate, MD Financial Group, Inc., a leading Texas-based medical liability insurance holding company. Mr. Adams has served as its Chairman, President and Chief Executive Officer. Mr. Adams also founded several other companies, including the Endowment Development Group, Murphy Adams Restaurant Group, Small Business United, ETMG, LLC and Sozo Global. Additionally, Mr. Adams has served as a director of Murphy Adams Restaurant Group, LLC, Ex-Pel, Inc., KLD Energy Technologies, Inc., Powerstations, LLC, Belize Grocery, LLC and Sundance, LLC. He has also served as chief executive officer of ETMG, LLC, Sozo Global, LLC and Viva Chocolate, LLC.

Director since: 2007
Mr. Adams brings to our Board a wide range of experience in business with a particular focus on entrepreneurism. He has brought his diversity of thought to the Board of Directors since 2007, which positions him as the longest tenured director other than Mr. Pickens. As stated above, Mr. Adams serves as a director for several public and private companies, including Astrotech, providing the Board with expertise in management and corporate governance. Mr. Adams serves as the Chairman of the Corporate Governance and Nominating Committee.

Age: 53
Board Committees: Corporate
Governance and Nominating (Chair)

John A. Oliva
Managing Principal, Capital City Advisors, Inc.

John A. Oliva has 33 years of experience in the private equity, investment banking, capital markets, branch management and asset management sectors. Since 2002, Mr. Oliva has been the Managing Principal of Southeastern Capital Partners BD Inc., a FINRA registered broker/dealer and independent investment banking and advisory firm. In addition, Mr. Oliva is the Managing Partner of Capital City Advisors Inc., which provides private merchant banking services to clients in Europe and Asia. Mr. Oliva also holds various FINRA licenses, including the Managing Principal and Financial Principal licenses.

Director since: 2008
Mr. Oliva has served on the Board of Directors since 2008 and provides expert advice to the Board of Directors on financial issues. The Board of Directors has determined that Mr. Oliva meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Oliva serves on the Audit Committee.

Age: 59
Board Committees: Audit

William F. Readdy
Founder, Discovery Partners, International, LLC

Mr. Readdy established Discovery Partners International, LLC, a consulting firm providing strategic thinking and planning, risk management, safety and emerging technology solutions and decision support to aerospace and high-technology industries. Since its formation, Mr. Readdy has served as Managing Partner. In addition, Mr. Readdy has served on several boards of directors of several startups, non-profits and publicly traded companies.

Mr. Readdy brings to the Company tremendous background and experience with NASA, the U.S. Department of Defense and with the aerospace industry in general, which was the primary focus of the Company. He also brings to the Company an extensive knowledge of public policy, program management and contracting matters involving military, civil and commercial space programs.

Director since: 2008
Age: 63
Board Committees: None

Sha-Chelle Manning
Director, Corporate Innovation, Pioneer Natural Resources

Sha-Chelle Manning is the Director of Corporate Innovation of Pioneer Natural Resources, a large independent oil and gas exploration company. Ms. Manning also held a Managing Director position for Nanoholdings, LLC, a Vice President position at Authentix and a Director of Alliances position at Zyvex. Ms. Manning was a consultant to the Office of the Governor of Texas, Rick Perry, where she led the development of the Texas nanotechnology strategic plan.

Ms. Manning brings to our Board a wide range of experience in management and executive strategic consulting for the companies, Lockheed Martin, HRL Labs, Zyvex Labs and Texas A&M University focusing on high-technology solutions or services. Additionally, her interaction with local, state and federal governments throughout her career provides significant experience with government affairs, particularly in the State of Texas.

Director since: 2009
Age: 48
Board Committees: None

Daniel T. Russler, Jr.
Principal, Family Asset Management, LLC

Daniel Russler has more than 25 years of capital markets, development and entrepreneurial experiences, including an extensive background in sales and trading of a broad variety of equity, fixed income and private placement securities. Since 2003, Mr. Russler has been the Principal Partner of Family Asset Management, LLC, a multi-family office providing high net worth individuals and families with financial services.

Mr. Russler has extensive knowledge of finance, entrepreneurship, investment allocation and capital raising matters that the Board of Directors feels will add value to the shareholders. The Board of Directors has determined that Mr. Russler meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Russler is Chairman of the Compensation Committee and serves on the Corporate Governance and Nominating Committee and Audit Committee.

Director since: 2011
Age: 52
Board Committees: Audit, Compensation (Chair) and Corporate Governance and Nominating

Ronald (Ron) W. Cantwell
President, VC Holding, Inc.

Ron Cantwell is President of VC Holdings, Inc., through which Mr. Cantwell provides advisory services in corporate and project investment structuring, mergers and acquisitions, financial restructuring and operations management. In addition, Mr. Cantwell has served as Chairman and Chief Executive Officer of Catalyst Group, Inc., and spent nineteen years in public accounting, most recently as a Tax Partner in the Ernst & Young, LLP Dallas office.

Mr. Cantwell graduated with honors from the University of Wisconsin in Madison and is licensed as a certified public accountant. Mr. Cantwell has a 45 year background in corporate and project investment structuring, mergers and acquisitions, financial/tax/regulatory restructuring and reporting and operational management. The Board of Directors has determined that Mr. Cantwell meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Cantwell is Chairman of the Audit Committee and serves on the Compensation Committee.

Director since: 2015
Age: 71
Board Committees: Audit (Chair) and Compensation

Michael R. Humphrey
President, e2020, Inc.

Michael R. Humphrey has served as Executive Vice President of Edgenuity (previously Education 2020) since August 2011 and previously as its President and CEO from 2009 until August 2011. Prior to joining Education 2020, Mr. Humphrey served as the Co-Founder and former CEO of Austin-based Human Performance Labs and served as Executive Vice President for Compass Learning, driving strategy and development of the company’s curriculum software solutions and assessment tools.

Mr. Humphrey is a graduate of Texas Tech University. Mr. Humphrey also currently serves as a Board Member at US Youth Soccer, an organization with over 3 million members. Mr. Humphrey has extensive knowledge in growth based companies. The Board of Directors feels that his knowledge will add value to the shareholders. Mr. Humphrey serves on the Compensation Committee and Corporate Governance and Nominating Committee.

Director since: 2015
Age: 56
Board Committees: Compensation and Corporate Governance and Nominating

Director Independence and Financial Experts
The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee charters require that each member meet: (i) all applicable criteria defining “independence” that may be prescribed from time to time under NASDAQ Listing Rule 5605(a)(2), Rule 10A-(3) under the Securities Exchange Act of 1934 and other related rules and listing standards, (ii) the criteria for a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934 and (iii) the criteria for an “outside director” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.
The Company’s Board of Directors also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of the three committees, that each director qualifying as independent is neither an officer nor an employee of Astrotech or any of its subsidiaries nor an individual that has any relationship with Astrotech or any of its subsidiaries, or with management (either directly or as a partner, shareholder or officer of an entity that has such a relationship) which, in the Board of Directors’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

•	The director, at any time within the past three years, was employed by Astrotech or any of its subsidiaries;

•
The director or a family member received payments from Astrotech or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company’s securities or from certain other qualifying exceptions);

•
The director is, or has a family member who is, a partner, an executive officer or controlling shareholder of any entity to which Astrotech made to or received from payments for property or services in the current or in any of the prior three years that exceed

5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company’s securities);

•	The director is, or has a family member who is, employed as an executive officer of Astrotech or any of its subsidiaries any time within the prior three years;

•
The director is, or has a family member who is, employed as an executive officer of another entity where at any time within the prior three years any of Astrotech’s officers served on the compensation committee of the other entity; or

•
The director is, or has a family member who is, a current partner of Astrotech Corporation’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board of Directors has determined each of the following directors and director nominees to be an “independent director” as such term is defined by Rule 5605(a)(2) of the NASDAQ Listing Rules: Mark Adams, John A. Oliva, William F. Readdy, Sha-Chelle Manning, Daniel T. Russler, Jr., Ronald W. Cantwell and Michael R. Humphrey.
The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during the past fiscal year and the proposed nominees for the upcoming fiscal year meets the independence requirements applicable to those Committees prescribed by NASDAQ and SEC rules.

Executive Officers and Key Employees of the Company Who Are Not Nominees
Set forth below is a summary of the background and business experience of the executive officers of the Company who are not also nominees of the Board of Directors as of June 30, 2015:

Eric N. Stober
Chief Financial Officer, Treasurer and Secretary

Eric Stober has been the Chief Financial Officer, Treasurer and Secretary of Astrotech Corporation since November 2013. Mr. Stober joined the Company in August of 2008 and has served in various financial roles, most recently as Vice President of Corporate Development. Prior to joining the Company, he worked at the private equity firm Virtus Financial Group, analyzing prospective middle market private equity investments. Additionally, Mr. Stober has started several of his own companies, and he began his professional career working for both The Ayco Company, a Goldman Sachs Company and Lehman Brothers.

With Company Since: 2008
Mr. Stober has an MBA from the McCombs School of Business at the University of Texas where he was the President of the MBA Entrepreneur Society. He also has an undergraduate degree in Finance from the University of Illinois where he graduated with honors.

Age: 37

Rajesh Mellacheruvu
Vice President and Chief Operating Officer

Rajesh Mellacheruvu has been Vice President and Chief Operating Officer of the Company since February 2015. Prior to joining the Company, Mr. Mellacheruvu was the Managing Director of Noumenon Consulting, Inc., providing consultant services on product strategy, management and business operation to 1st Detect Corporation, a subsidiary of the Company, since 2013. Mr. Mellacheruvu was previously employed by ClearCube Technology, Inc., Omega Band and Advance Micro Devices.

Mr. Mellacheruvu has an MBA in Business Strategy and Finance from Kellogg School of Management at Northwestern University, a Masters in Electrical Engineering from Texas A&M University and a Bachelor’s degree in Electronics and Communication Engineering from Osmania University.

With Company Since: 2015
Age: 45

Bob Kibler
Chief Executive Officer, 1st Detect

Bob Kibler began his tenure with 1st Detect as VP of Sales in June of 2014 and was promoted to CEO of 1st Detect in December of 2014. His responsibilities include driving the technology and development toward commercialization for specific markets and customer sets to put 1st Detect into a significant growth and profit driven organization within the rapidly growing analytical instrument field. He brings almost 40 years of experience within the analytical instrument and solution industry, including positions at Bruker Instruments as VP of Government Affairs, President of BCPS, Director of WW Sales and Marketing at Inficon and Field Management at Hewlett Packard Company.

With Company Since: 2014
Additionally, Mr. Kibler is President and Chairman of the Board of The Gulf Coast Conference, the world's largest conference and association of analytical instrument companies focused on the petrochemical, refining and oil and gas industries. Membership of this group has grown to almost 400 companies and 4000 individuals from 27 countries and all 50 states.

Age: 64

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth as of June 30, 2015, certain information regarding the beneficial ownership of outstanding Common Stock held by (i) each person known by the Company to be a beneficial owner of more than 5% of any outstanding class of the Company’s capital stock, (ii) each of the Company’s directors, (iii) the Company’s Chief Executive Officer and two most highly compensated executive officers at the end of the Company’s last completed fiscal year and (iv) all directors and executive officers of the Company as a group. Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by each party.

Name and Address of Beneficial Owners	Shares of Common Stock (#)(1)	Shares Subject to Options Exercisable Within 60 Days of June 30, 2015	Total Number of Shares Beneficially Owned	Percentage of Class (2)
Certain Beneficial Owners
Huckleberry Investments LLP (3)	2,686,888	—	2,686,888	13.0%
Beck Capital Management (4)	1,401,490	—	1,401,490	6.8%
Bruce & Co., Inc. (5)	1,070,073	—	1,070,073	5.2%

Non-Employee Directors: (6)
Mark Adams	540,019	105,000	645,019	3.1%
John A. Oliva	225,800	105,000	330,800	1.6%
William F. Readdy	204,000	105,000	309,000	1.5%
Sha-Chelle Devlin Manning	104,460	60,000	164,460	*
Daniel T. Russler	79,000	60,000	139,000	*
Ronald W. Cantwell	25,000	—	25,000	*
Michael R. Humphrey	25,000	—	25,000	*
Named Executive Officers: (6)
Thomas B. Pickens III	4,135,406	212,500	4,347,906	21.0%
Eric Stober	311,800	24,000	335,800	1.6%
Rajesh Mellacheruvu	65,000	—	65,000	*
All Directors and Executive Officers as a Group (10 persons)	5,715,485	671,500	6,386,985	30.9%

*    Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.

1.	Includes unvested restricted stock grants.

2.
Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of June 30, 2015, we had 20,700,673 shares of common stock outstanding.

3.
Information based on a Schedule 13G/A filed with the SEC by Huckleberry Investments LLP on January 20, 2015. Huckleberry Investments LLP, is a fund manager based in the United Kingdom with its principal business conducted at 103 Mount Street, London, W1K 2TJ.

4.
Based on information obtained from a Schedule 13G filed by Beck Capital Management with the SEC on February 12, 2015. Beck Capital Management is an investment adviser with its principal business conducted at 2009 South Capital of Texas Highway, Suite 200, Austin, TX 78746.

5.
Information based on a Form 13F filed with the SEC by Bruce & Co., Inc. on May 15, 2015. Bruce & Co., Inc., is the investment manager for Bruce Fund, Inc., a Maryland registered investment company with its principal business conducted at 20 North Wacker Drive, Suite 2414, Chicago, IL 60606.

6.	The applicable address for all non-employee directors and named executive officers is c/o Astrotech Corporation, 401 Congress Avenue, Suite 1650, Austin, TX 78701.

EXECUTIVE COMPENSATION
The following tables provide information on compensation for the services of our Named Executive Officers (“NEOs”) for fiscal year 2015 and, where required, fiscal year 2014.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Based Awards ($)(2)(3)	Stock Options ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas B. Pickens III;	2015	441,273	209,500	2,128,000	—	23,795	2,802,568
Chief Executive Officer	2014	439,000	500,000	—	—	13,773	952,773

Eric N. Stober;	2015	265,524	91,500	1,200,000	—	13,459	1,570,483
Chief Financial Officer	2014	225,000	250,000	—	—	12,431	487,431

Rajesh Mellacheruvu (5);	2015	90,385	30,000	16,117	9,479	4,067	150,048
Chief Operating Officer	2014	—	—	—	—	—	—

Bob Kibler (6);	2015	164,074	—	—	19,610	3,223	186,907
Chief Executive Officer, 1st Detect	2014	—	—	—	—	—	—

1.	The bonuses that were awarded in August and September 2014 are for performance in fiscal year 2014. The bonus that was awarded in September 2015 is for performance in fiscal year 2015.

2.	The amounts in this column include both stock grants and restricted stock awards for the executives.

3.
The amounts reported represent the aggregate grant date fair market value of the stock-based and option awards granted as computed in accordance with FASB ASC Topic 718. See Note 11 on Form 10-K filed with the SEC on September 22, 2015 for assumptions underlying the valuation of Stock Based Awards and the Stock Options. Options granted to Mr. Kibler on December 3, 2014 are performance-based options. In order for these options to vest, 1st Detect must achieve certain revenue levels.

4.
The amounts in this column include the following: supplemental disability insurance premiums; matching contributions under our 401(k) savings plan for Messrs. Mellacheruvu, Kibler and Stober; and payments associated with a car allowance for Mr. Pickens.

5.
On February 2, 2015, the Company announced the appointment of Mr. Mellacheruvu as Chief Operating Officer of the Company, effective as of February 2, 2015. The salary amount reflected represents earnings since February 2, 2015.

6.
On December 9, 2014, the Company announced the appointment of Mr. Kibler as Chief Executive Officer of the 1st Detect division, effective as of December 9, 2014. The salary amount reflected represents earnings since December 9, 2014.

Employment Agreements
The Company entered into an employment agreement with Mr. Pickens on October 6, 2008, which sets forth, among other things, Mr. Pickens’ minimum base salary, bonus opportunities, provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances such as without “Cause,” “Good Reason” or in event of a “Change in Control” of the Company. Please see Potential Payments Upon Termination or Change in Control for a description of such provisions. Pursuant to the employment agreement between the Company and Mr. Pickens, his required minimum annual base salary is $360,000. He is eligible for short-term cash incentives, as are all employees of the Company.

Awards

In both August and September 2014, the Compensation Committee awarded bonuses to directors, NEOs and employees in recognition of individual performance during fiscal year 2014. During fiscal year 2015, the Compensation Committee awarded bonuses to directors, NEOs and employees in recognition of individual performance. Each NEO’s maximum bonus is an amount equal to 50% of his annual base salary, subject to Compensation Committee discretion.

Performance-Based Compensation
We believe that a substantial portion of each NEO’s compensation should be in the form of performance-based awards, particularly equity-based awards that align the interests of management with that of the shareholders. Providing long-term compensation such as equity awards allows the Company to attract and incentivize qualified executives with less cash outlay, and to retain the executives over a longer period. During fiscal year 2015, awards were given to the NEOs. 300,000 stock options were granted to Mr. Kibler on December 3, 2014 and are subject to two years of performance-based vesting. On April 7, 2015, the Compensation Committee granted 665,000 shares of stock to Mr. Pickens and 375,000 shares of stock to Mr. Stober. These grants were not subject to vesting. Additionally, Mr. Mellacheruvu received a grant of 65,000 shares of restricted stock and 40,000 stock options; each grant vests in equal annual installments over a three year period subject to his continuous employment with the Company.
Long-Term Equity Compensation Awards
The Compensation Committee has the authority to grant equity compensation awards under our Astrotech 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) and the 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”).
Summary of the 2008 Stock Incentive Plan
The 2008 Stock Incentive Plan permits the discretionary award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and incentive awards.
Any employee or consultant of the Company (or its subsidiaries) or a director of the Company who, in the opinion of the Compensation Committee, is in a position to contribute to the growth, development or financial success of the Company, is eligible to participate in the 2008 Stock Incentive Plan. In any calendar year, no covered employee described in Section 162(m) of the Internal Revenue Code may be granted (in the case of stock options and stock appreciation rights), or have vest (in the case of restricted stock or other stock-based awards), awards relating to more than 3,000,000 shares of common stock, and the maximum aggregate cash payout with respect to incentive awards paid in cash to such covered employees may not exceed $25,000,000.
The maximum number of shares of the Company’s common stock, no par value, that may be delivered pursuant to awards granted under the 2008 Stock Incentive Plan is 5,500,000 shares of common stock. Any shares subject to an award under the 2008 Stock Incentive Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such award are not issued may again be used for awards under the 2008 Stock Incentive Plan. A maximum of 5,500,000 shares of common stock may be issued upon exercise of incentive stock options. The maximum number of shares deliverable pursuant to awards granted under the 2008 Stock Incentive Plan is subject to adjustment by the Compensation Committee in the event of certain dilutive changes in the number of outstanding shares. Under the 2008 Stock Incentive Plan, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise. In addition, the number of shares of common stock available for future awards is reduced by the net number of shares issued pursuant to an award.
Our Board of Directors last approved the amended and restated 2008 Stock Incentive Plan on April 7, 2015 during a Board of Directors meeting.
Summary of the 2011 Stock Incentive Plan
The 2011 Stock Incentive Plan permits the discretionary award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and incentive awards.
Any employee or consultant of the Company (or its subsidiary) or a director of the Company who, in the opinion of the Compensation Committee, is in a position to contribute to the growth, development or financial success of the Company, is eligible to participate in the 2011 Stock Incentive Plan. In any calendar year, no covered employee described in Section 162(m) of the Internal Revenue Code may be granted (in the case of stock options and stock appreciation rights), or have vest (in the case of restricted stock or other stock-based awards), awards relating to more than 800,000 shares of common stock, and the maximum aggregate cash payout with respect to incentive awards paid in cash to such covered employees may not exceed $5,000,000.
The maximum number of shares of the Company’s common stock, no par value, that may be delivered pursuant to awards granted under the 2011 Stock Incentive Plan is 3,750,000 shares of common stock. Any shares subject to an award under the 2011 Stock Incentive Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such award are not issued may again be used for awards under the 2011 Stock Incentive Plan. A maximum of 1,875,000 shares of common stock may be issued upon exercise of incentive stock options. The maximum number of shares deliverable pursuant to awards granted under the 2011 Stock Incentive Plan is subject to adjustment by the Compensation Committee in the event of certain dilutive changes in the number of outstanding shares. Under the 2011 Stock Incentive Plan, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise. In addition, the number of shares of common stock available for future awards is reduced by the net number of shares issued pursuant to an award.
Our shareholders last approved the amended and restated 2011 Stock Incentive Plan at our June 26, 2014 annual meeting of shareholders.
Equity Compensation Plan Information
The following table summarizes information, as of June 30, 2015, regarding our equity compensation plans pursuant to which grants of stock options may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
2008 Stock Incentive Plan	284,750	$0.53	—
2011 Stock Incentive Plan	843,000	$1.86	1,068,740
Equity compensation plans not approved by security holders:
None	—	$—	—
Total	1,127,750	$1.53	1,068,740

Outstanding Equity Awards at the End of Fiscal Year 2015
The following table shows certain information about equity awards as of June 30, 2015.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised & Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of Shares Not Yet Vested (#)(4)	Market Value of Shares Not Yet Vested at Grant Date ($)
Thomas B. Pickens III	112,500	—	0.71	09/13/2021	—	—
	100,000*	—	1.20	08/21/2022	—	—

Eric N. Stober	14,000	—	0.71	09/13/2021	—	—
	10,000*	—	1.20	08/21/2022	—	—

Rajesh Mellacheruvu	—	40,000	3.20	04/07/2025	65,000	208,000

Bob Kibler (3)	—	300,000	2.60	12/03/2024	—	—

* Options were awarded in August 2012 for performance in fiscal year 2012.

1.	All exercisable options will expire 90 days after the date of employee’s termination.

2.
Options granted on September 13, 2011 and August 21, 2012 vested upon the Company’s common stock achieving a closing price of $1.50 on October 21, 2013. These options expire 10 years from the grant date.

3.	Options granted to Mr. Kibler on December 3, 2014 are performance-based options. In order for these options to vest, 1st Detect must achieve certain revenue levels.

4.	Restricted shares awarded to Mr. Mellacheruvu vest over a three year period subject to his continued employment with the Company.

The following table provides information with respect to the vesting of each NEO’s outstanding exercisable options:

Schedule of Vested Astrotech Stock Option Grants	Amount Vested (#)(1)

Thomas B. Pickens III	212,500

Eric N. Stober	24,000

1.	Options granted on September 13, 2011 and August 21, 2012 vested upon the Company’s common stock achieving a closing price of $1.50 on October 21, 2013.
401(k) Savings Plan
We maintain a tax-qualified retirement plan that provides eligible employees, including the NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Currently, the Company makes a matching contribution equal to 100% of the first 5% of the compensation a participant contributes to the 401(k) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by the Company when made. The 401(k) plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the Company does not consider the individuals’ retirement plan balances and payout projections.
Potential Payments Upon Termination or Change in Control
As noted above, the Company has entered into an employment agreement with Mr. Pickens that provides for payments and other benefits in connection with termination of his employment for a qualifying event or circumstance and for enhanced payments in connection with such termination after a Change in Control (as defined below). A description of the terms with respect to each of these types of terminations follows.
Termination other than after a Change in Control
The employment agreement provides for payments of certain benefits upon the termination of the employment of the NEO. The NEO’s rights upon termination of his employment depends upon the circumstances of the termination. For purposes of the employment agreement, Mr. Pickens’ employment may be terminated at any time by the Company upon any of the following:

•	Death of the NEO;

•	In the event of physical or mental disability where the NEO is unable to perform his duties;

•
For Cause or Material Breach where Cause is defined as conviction of certain crimes and/or felonies, and Material Breach is defined to include certain specified failures of the NEO to perform duties or uphold fiduciary responsibilities; or

•	Otherwise at the discretion of the Company and subject to the termination obligations set forth in the employment agreement.

The NEO may terminate his employment at any time upon any of the following:

•	Death of the NEO;

•	In the event of physical or mental disability where the NEO is unable to perform his duties;

•	The Company’s material reduction in the NEO’s authority, perquisites, position, title or responsibilities or other actions that would give the NEO the right to resign for “Good Reason;” or

•	Otherwise at the discretion of the NEO and subject to the termination obligations set forth in the employment agreement.

Termination after a Change in Control
A termination after a Change in Control is similar to the severance provisions described above, except that Mr. Pickens becomes entitled to benefits under these provisions only if his employment is terminated within twelve months following a Change in Control. A Change in Control for this purpose is defined to mean (i) the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company; (ii) the date on which the majority of the members of the Board of Directors of the Company consists of persons other than directors nominated by a majority of the directors on the Board of Directors at the time of their election and (iii) the consummation of certain types of transactions, including mergers and the sale or other disposition of all, or substantially all, of the Company’s assets.
As with the severance provisions described above, the rights to which the NEO is entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and other reasons for termination are the same in this termination scenario as in a termination other than after a Change in Control.

DIRECTOR COMPENSATION
Overview
Astrotech’s director compensation program consists of cash-based as well as equity-based compensation. The Board of Directors recognizes that cash compensation is an integral part of the compensation program and has instituted a fixed and variable fee structure to provide compensation relative to the required time commitment of each director. The equity component of Astrotech’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our Shareholders.
Cash-Based Compensation
The Company’s directors, other than the Chairman of each the Audit, Compensation and Corporate Governance and Nominating Committees, receive an annual stipend of $40,000 paid upon the annual election of each non-employee director or upon joining the Board of Directors. The Chairman of the Audit Committee receives an annual stipend of $55,000, the Chairman of the Compensation Committee receives an annual stipend of $47,500 and the Chairman of the Corporate Governance and Nominating Committee receives an annual stipend of $45,000, recognizing the additional duties and responsibilities of each of those roles.
In addition, each non-employee director receives a meeting fee of $4,000 for each meeting of the Board of Directors attended by such director in person and $1,500 by conference call.
The Chairman of the Audit Committee receives $1,250 for attendance at Audit Committee meetings in person or by conference call; all other members of the Audit Committee receive $1,000 for attendance at meetings in person or by conference call. The Chairman of the Compensation Committee receives $1,000 for attendance at Compensation Committee meetings in person or by conference call; all other members of the Compensation Committee receive $750 for attendance at meetings in person or by conference call. The Chairman of the Corporate Governance and Nominating Committee receives $1,000 for attendance at Corporate Governance and Nominating Committee meetings in person or by conference call; all other members of the Corporate Governance and Nominating Committee receive $750 for attendance at meetings in person or by conference call. All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Business Expense Reimbursement policy applicable to all employees of the Company.

Equity-Based Compensation
Under provisions adopted by the Board of Directors, each non-employee director receives 25,000 shares of restricted common stock issued upon his first election to the Board of Directors, subject to board discretion. Other stock awards are given to the directors at the discretion of the Compensation Committee. Restricted stock and stock options granted typically terminate in 10 years. Already vested shares do not expire upon termination of the director’s term on the Board of Directors.
Pension and Benefits
The non-employee directors are not eligible to participate in the Company’s benefits plans, including the 401(k) plan.
Indemnification Agreements
The Company is party to indemnification agreements with each of its directors and executive officers that require the Company to indemnify the directors and executive officers to the fullest extent permitted by Washington state law. The Company’s Articles of Incorporation also require the Company to indemnify both the directors and executive officers of the Company to the fullest extent permitted by Washington state law.

Fiscal Year 2015 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mark Adams	46,667	288,000	334,667
John A. Oliva	60,083	288,000	348,083
William F. Readdy	97,750	288,000	385,750
Sha-Chelle Manning	146,750	368,000	514,750
Daniel T. Russler, Jr.	55,917	288,000	343,917
Ronald W. Cantwell	5,500	73,750	79,250
Michael R. Humphrey	5,500	73,750	79,250
Total	418,167	1,667,500	2,085,667

1.
On April 7, 2015, Messrs. Adams, Oliva, Readdy and Russler each received 90,000 shares of Company Common Stock, and Ms. Manning received 115,000 shares of Company Common Stock. On June 18, 2015, the Compensation Committee granted 25,000 shares of restricted stock to each of our new directors, Messrs. Cantwell and Humphrey, which vest over a period of three years. The amounts in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718. A discussion of the assumptions made in the valuation of these stock awards is included in Note 11 of Form 10-K.

The table below provides the number of outstanding stock options and unvested restricted stock held by each non-employee director as of June 30, 2015.

Name	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Number of Unvested Restricted Stock Shares Outstanding at Fiscal Year End (#)
Mark Adams	105,000	—
John A. Oliva	105,000	—
William F. Readdy	105,000	—
Sha-Chelle Manning	60,000	—
Daniel T. Russler, Jr.	60,000	—
Ronald W. Cantwell	—	25,000
Michael R. Humphrey	—	25,000
Total	435,000	50,000

PROPOSAL 2 – APPOINTMENT OF INDEPENDENT AUDITOR
On April 1, 2015, the Astrotech Audit Committee engaged BDO USA, LLP as independent auditor for the fiscal year ended June 30, 2015. With regards to this proposal, the Board of Directors is requesting the shareholders to ratify the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016. The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2016 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our common stock.
Ratification Requirements and Governance
There is no requirement that the Company submit the appointment of independent auditors to shareholders for ratification or for the appointed auditors to be terminated if the ratification fails, but Astrotech believes that it is sound corporate governance to submit the matter to shareholder vote. The Sarbanes-Oxley Act of 2002 states the Audit Committee is solely responsible for the appointment, compensation and oversight of the independent auditor. As such, the Audit Committee may consider the appointment of other independent auditors if the shareholders choose not to ratify the appointment of BDO USA, LLP. Additionally, the Audit Committee may terminate the appointment of BDO USA, LLP as the Company’s independent auditor without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.
Independence
In making its recommendation to ratify the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2016, the Audit Committee has considered whether the provision of non-audit services by BDO USA, LLP is compatible with maintaining the independence of BDO USA, LLP. Although BDO USA, LLP is engaged to provide tax preparation work, the Audit Committee believes the non-audit services provided do not hinder their independence to Astrotech.
Annual Meeting Representation
Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the shareholders present.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of BDO USA, LLP, the Company’s independent auditor. The Audit Committee’s policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.
The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditors.
Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services and a general timetable for the performance of such services.
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. The aggregate fees billed for the fiscal year 2015 for professional services rendered by BDO USA, LLP was $142,950. The aggregate fees billed for the fiscal year 2014 for professional services rendered by BDO USA, LLP was $0 due to the appointment of BDO USA, LLP as the Company's independent auditor during the fiscal year 2015.

Audit-Related Fees
There were no audit-related fees billed by or to be billed by BDO USA, LLP for the fiscal years ended June 30, 2015 and 2014.
Tax Fees
Tax fees consist of tax compliance and preparation and other tax services. Tax compliance and preparation consist of fees billed for professional services related to federal and state tax compliance and assistance with tax return preparation. The aggregate fees billed for the fiscal year 2015 for professional services rendered by BDO USA, LLP was $12,000. The aggregate fees billed for the fiscal year 2014 for professional services rendered by BDO USA, LLP was $0 due to the appointment of BDO USA, LLP as the Company's independent auditor during the fiscal year 2015.
All Other Fees
The Company paid no other fees to BDO USA, LLP during the fiscal years 2015 and 2014.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

PROPOSAL 3 – SAY-ON-PAY ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

General

Shareholders are being asked to approve on an advisory basis the compensation of our named executive officers required under Section 14A of the Securities Exchange Act of 1934, as amended, including the compensation tables and related material included in this Proxy Statement.  This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your reviews on our named executive officers’ compensation.  Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

As described under “Executive Compensation,” our executive compensation programs are designed to be competitive with those of other companies that compete for highly skilled technical employees and executives.  Our performance-based compensation system is intended to include incentives for innovation and entrepreneurial spirit.  The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers.  All members of our Compensation Committee are independent directors within the meaning of NASDAQ listing standards, and the Compensation Committee engages and receives advice from Mr. Mark Rosen of Pearl Meyer and Partners, an independent compensation consultant.

The Compensation Committee strives to achieve our strategic objectives by designing our compensation program to offer competitive base compensation to attract and retain experienced, qualified executives while offering incentives to foster the innovation and entrepreneurial spirit necessary for executing our business strategy and rewards for successful achievement of performance goals.  In designing our executive compensation program, we are guided by five principles:

•	Establish target compensation levels that are competitive within the industries and the geographic regions in which we compete for executive talent;

•	Structure executive compensation so that our executives share in Astrotech’s successes and failures by correlating compensation with target levels based upon business performance;

•	Link pay to performance by making a percentage of total executive compensation variable, or “at risk”, through an annual determination of performance-based incentive compensation;

•	Align a portion of executive pay with shareholder interests through equity awards; and

•	Maintain a company-wide entrepreneurial atmosphere by minimizing special “executive only” benefits or prerequisites.

Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals.  Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that Astrotech Corporation’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant Section 14A of the Securities Exchange Act of 1934, as amended, including the compensation tables and related narrative discussion.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards.  However, we value our shareholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR VOTING INSTRUCTIONS.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has established an Audit Committee of independent directors which operates under a written charter adopted by the Board of Directors. The charter was amended and restated in May 2004. Astrotech’s management is responsible for establishing a system of internal controls and for preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Astrotech’s independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing their report based on that audit. Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors. The Audit Committee is also directly responsible for selecting and evaluating the independent auditors, reviewing, with the independent auditors, the plans and scope of the audit engagement and reviewing with the independent auditors their objectivity and independence.
Most members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Astrotech’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Astrotech’s independent auditors are in fact “independent” for fiscal year 2015. The Board of Directors has determined that for fiscal year 2015, Ronald W. Cantwell, John A. Oliva and Daniel T. Russler, Jr. were audit committee financial experts and such persons are independent as defined under the federal securities laws.
In connection with the preparation of the audited financial statements included in Astrotech’s annual report on Form 10-K for the year ended June 30, 2015:

•	The Audit Committee reviewed and discussed the audited financial statements with the independent auditors and management.

•
The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. In general, this auditing standard requires the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management and the auditors’ judgment about the quality of the Company’s accounting principles.

•
The Audit Committee received from the independent auditors written disclosures and the letter regarding their independence required by PCAOB Rule 3526, and discussed with the auditors their independence. In general, PCAOB Rule 3526 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Astrotech that in the auditors’ professional judgment may reasonably be thought to bear on independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to Astrotech was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2015 be included in Astrotech’s annual report on Form 10-K filed with the SEC.
This report is submitted by the members of the Audit Committee of the Board of Directors:
Ronald W. Cantwell (Chairman)
John A. Oliva
Daniel T. Russler, Jr.
The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

ADDITIONAL INFORMATION
Proxy Solicitation Expense
The Company will bear all expenses of the solicitation, including the cost of preparing and mailing the proxy materials. In addition to solicitation by mail, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. For the Annual Meeting, the Company has engaged Morrow & Co., LLC (“Morrow”), 470 West Avenue, Stamford, Connecticut 06902, to assist in soliciting proxies. Morrow has been paid a fee of $15,000 plus out-of-pocket expenses for this service. In addition, we retained Morrow to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.
Deadline for Submission of Shareholder Proposals for Next Year’s Annual Meeting
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2016 Annual Meeting of Shareholders must submit the proposal to us at our corporate headquarters no later than June 20, 2016, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Shareholders who intend to present a proposal at our 2016 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after August 6, 2016 but no later than September 5, 2016. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Discretionary Voting of Proxies on Other Matters
The Board of Directors for the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.
Householding of Proxy Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write us at the following address and telephone number: 401 Congress Avenue, Suite 1650, Austin, Texas, 78701, Attention: Secretary; telephone: (512) 485-9530. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

OTHER MATTERS
We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.
The Form 10-K, including the Company’s audited financial statements for the year ended June 30, 2015, is being distributed to all shareholders of record as of the record date.

By Order of the Board of Directors, Eric Stober Chief Financial Officer, Treasurer and Secretary Austin, Texas